UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 27, 2017
Date of Report (Date of earliest event reported)

Excel Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-173702	27-3955524
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

6363 North State Highway 161, Suite 310
Irving, Texas 75038
(Address of principal executive offices) (Zip Code)

(972) 476-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, on May 5, 2017, Excel Corporation (the “Company”) received a written notice (the “Notice”) from GACP Finance Co, LLC (“GACP”) that the Company was in default under the terms of that certain Loan and Security Agreement dated November 2, 2016, among GACP, as agent, the lenders party thereto, the Company, as borrower, and certain subsidiaries of the Company as guarantors (the “Original Loan Agreement”) and the First Amendment and Waiver to Loan and Security Agreement, entered into as of January 26, 2017 (the “Amendment” and, together with the Original Loan Agreement, the “Loan Agreement”). GACP stated in the Notice that the Company was in default under the Loan Agreement for failure to perform certain covenants and conditions under the Loan Agreement, including, without limitation, (i) the Company’s obligations to file a proxy statement providing for the appointment of an independent member to the Company’s Board of Directors (the “Board”), (ii) the Company’s failure to meet the minimum liquidity requirements set forth in the Loan Agreement as of March 31, 2017 and (iii) the Company’s failure to maintain certain EBITDA levels required under the Loan Agreement. Pursuant to the Notice, GACP terminated its commitment to lend or extend credit under the Loan Agreement and, as a result of the default, GACP may declare all amounts under the Loan Agreement due and payable.

On September 27, 2017, the Company received a supplemental notice from GACP, pursuant to which GACP demanded immediate payment from the Company of all obligations owing to the lenders under the Loan Agreement and served notification on the Company of GACP’s intended disposition of collateral pursuant to the terms of the Loan Agreement, such collateral consisting of equity interests in each of the Company’s wholly-owned subsidiaries.

As of the date of this Current Report on Form 8-K, the principal due under the Loan Agreement is $13,534,713.51.

The foregoing description of the Original Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Original Loan Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 2, 2016 and incorporated by reference herein. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

The Company is currently in discussions with GACP regarding a forbearance agreement. There can be no assurances that the Company will be able to enter into a forbearance agreement with GACP.

Item 8.01.	Other Events.

On September 27, 2017, the Board approved the formation of a Governance Committee of the Board, consisting initially of Ruben Azrak and David Shweky (the “Governance Committee”).

As previously disclosed, on August 10, 2017, the Board set September 28, 2017 as the date of the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”). On September 27, 2017, the Board acted to postpone the Annual Meeting until the date and time to be determined by the Governance Committee.

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Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

10.1	Loan and Security Agreement dated November 2, 2016 among GACP Finance Co., LLC, as Agent, the Lenders as time to time party thereto, as lenders, Excel Corporation, as Borrower, and certain subsidiaries of Borrower, as Guarantors (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 2, 2016 and incorporated by reference herein).

10.2	First Amendment and Waiver to Loan and Security Agreement, dated as of January 26, 2017, among GACP Finance Co., LLC, as Agent, the lender signatories thereto, as lenders, Excel Corporation, as Borrower, and certain other persons party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCEL CORPORATION

Date: October 5, 2017	By:	/s/ Joni R. Floyd
	Name:	Joni R. Floyd
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan and Security Agreement dated November 2, 2016 among GACP Finance Co., LLC, as Agent, the Lenders as time to time party thereto, as lenders, Excel Corporation, as Borrower, and certain subsidiaries of Borrower, as Guarantors (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 2, 2016 and incorporated by reference herein).

10.2	First Amendment and Waiver to Loan and Security Agreement, dated as of January 26, 2017, among GACP Finance Co., LLC, as Agent, the lender signatories thereto, as lenders, Excel Corporation, as Borrower, and certain other persons party thereto.

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